Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of MDC Partners Inc. of our report dated June 2, 2020, except for the change in the manner in which the Company accounts for leases as discussed in Note 4 to the consolidated financial statements, except for the effects of the reorganization of entities under common control as discussed in Note 5 to the consolidated financial statements and except for the change in composition of reportable segments as discussed in Note 18 to the consolidated financial statements, as to which the date is January 18, 2021, relating to the financial statements of Stagwell Marketing Group LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Arlington, Virginia

April 30, 2021

PricewaterhouseCoopers LLP, 1000 Wilson Boulevard, Arlington VA 22209

T: (703) 847 1900, www.pwc.com/us